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                        NEW JERSEY RESOURCES CORPORATION

                $25,000,000 3.75% Senior Notes due March 15, 2009

                                 --------------

                             NOTE PURCHASE AGREEMENT

                                 --------------

                           Dated as of March 15, 2004

                                  (Exhibit 4-2)

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

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                                                HEADING                                          PAGE
SECTION 1.           Authorization of Notes..........................................................     1

     Section 1.1.             Authorization of Notes.................................................     1

SECTION 2.           Sale and Purchase of Notes; Guaranty............................................     1

     Section 2.1.             Sale and Purchase of Notes.............................................     1

     Section 2.2.             Guaranty Agreement.....................................................     1

SECTION 3.           Closing.........................................................................     2

SECTION 4.           Conditions to Closing...........................................................     2

     Section 4.1.             Representations and Warranties.........................................     2

     Section 4.2.             Performance; No Default................................................     2

     Section 4.3.             Compliance Certificates................................................     2

     Section 4.4.             Guaranty Agreement.....................................................     3

     Section 4.5.             Opinions of Counsel....................................................     3

     Section 4.6.             Purchase Permitted by Applicable Law, Etc..............................     3

     Section 4.7.             Related Transactions...................................................     3

     Section 4.8.             Payment of Special Counsel Fees........................................     3

     Section 4.9.             Private Placement Number...............................................     4

     Section 4.10.            Changes in Corporate Structure.........................................     4

     Section 4.11.            Funding Instructions...................................................     4

     Section 4.12.            Proceedings and Documents..............................................     4

SECTION 5.           Representations and Warranties of the Company...................................     4

     Section 5.1.             Organization; Power and Authority......................................     4

     Section 5.2.             Authorization, Etc.....................................................     4

     Section 5.3.             Disclosure.............................................................     5

     Section 5.4.             Organization and Ownership of Shares of Subsidiaries...................     5

     Section 5.5.             Financial Statements...................................................     6

     Section 5.6.             Compliance with Laws, Other Instruments, Etc...........................     6

     Section 5.7.             Governmental Authorizations, Etc.......................................     6

     Section 5.8.             Litigation; Observance of Statutes and Orders..........................     6

     Section 5.9.             Taxes..................................................................     6

     Section 5.10.            Title to Property; Leases..............................................     7

     Section 5.11.            Licenses, Permits, Etc.................................................     7

     Section 5.12.            Compliance with ERISA..................................................     7

     Section 5.13.            Private Offering by the Company........................................     8

     Section 5.14.            Use of Proceeds; Margin Regulations....................................     8

     Section 5.15.            Existing Debt..........................................................     8

     Section 5.16.            Foreign Assets Control Regulations, Etc................................     9

     Section 5.17.            Status under Certain Statutes..........................................     9

     Section 5.18.            Environmental Matters..................................................     9

     Section 5.19.            Employment Matters.....................................................    10

     Section 5.20.            Hedging Contract Policies..............................................    10

     Section 5.21.            Permitted Related Business Opportunities...............................    10

     Section 5.22.            Notes Rank Pari Passu..................................................    10

SECTION 6.           Representations of the Purchasers...............................................    10

     Section 6.1.             Purchase for Investment................................................    10

     Section 6.2.             Source of Funds........................................................    11

SECTION 7.           Information as to Company.......................................................    12

     Section 7.1.             Financial and Business Information.....................................    12

     Section 7.2.             Officer's Certificate..................................................    14

     Section 7.3.             Inspection.............................................................    15

SECTION 8.           Prepayment of the Notes.........................................................    15

     Section 8.1.             Required Prepayments...................................................    15

     Section 8.2.             Optional Prepayments with Make-Whole Amount............................    15

     Section 8.3.             Allocation of Partial Prepayments......................................    16

     Section 8.4.             Maturity; Surrender, Etc...............................................    16

     Section 8.5.             Purchase of Notes......................................................    16

     Section 8.6.             Make-Whole Amount for Notes............................................    16

SECTION 9.           Affirmative Covenants...........................................................    18

     Section 9.1.             Compliance with Law....................................................    18

     Section 9.2.             Insurance..............................................................    18

     Section 9.3.             Maintenance of Properties..............................................    18

     Section 9.4.             Payment of Taxes and Claims............................................    18

     Section 9.5.             Corporate Existence, Etc...............................................    19

     Section 9.6.             Ownership of Subsidiaries..............................................    19

     Section 9.7.             Hedging Contract Policies..............................................    19

     Section 9.8.             Guaranty Agreement.....................................................    19

SECTION 10.          Negative Covenants..............................................................    20

     Section 10.1.            Leverage Ratio.........................................................    20

     Section 10.2.            Interest Coverage Ratio................................................    20

     Section 10.3.            Limitation on Priority Debt............................................    20

     Section 10.4.            Liens..................................................................    20

     Section 10.5.            Investments............................................................    23

     Section 10.6.            Restricted Payments....................................................    23

     Section 10.7.            Restrictions on Dividends of Subsidiaries, Etc.........................    23

     Section 10.8.            Sale of Assets, Etc....................................................    24

     Section 10.9.            Merger, Consolidation, Etc.............................................    24

     Section 10.10.           Disposal of Ownership of a Restricted Subsidiary.......................    25

     Section 10.11.           Limitations on Subsidiaries, Partnerships and Joint Ventures...........    25

     Section 10.12.           Limitation on Modifications to Hedging Contract Policies...............    26

     Section 10.13.           Limitation on Synthetic Leases.........................................    26

     Section 10.14.           Nature of Business.....................................................    26

     Section 10.15.           Transactions with Affiliates...........................................    26

     Section 10.16.           Designation of Restricted and Unrestricted Subsidiaries................    27

     Section 10.17.           Limitations on Modifications...........................................    27

SECTION 11.          Events of Default...............................................................    27

SECTION 12.          Remedies on Default, Etc........................................................    30

     Section 12.1.            Acceleration...........................................................    30

     Section 12.2.            Other Remedies.........................................................    30

     Section 12.3.            Rescission.............................................................    31

     Section 12.4.            No Waivers or Election of Remedies, Expenses, Etc......................    31

SECTION 13.          Registration; Exchange; Substitution of Notes...................................    31

     Section 13.1.            Registration of Notes..................................................    31

     Section 13.2.            Transfer and Exchange of Notes.........................................    31

     Section 13.3.            Replacement of Notes...................................................    32

SECTION 14.          Payments on Notes...............................................................    32

     Section 14.1.            Place of Payment.......................................................    32

     Section 14.2.            Home Office Payment....................................................    32

SECTION 15.          Expenses, Etc...................................................................    33

     Section 15.1.            Transaction Expenses...................................................    33

     Section 15.2.            Survival...............................................................    33

SECTION 16.          Survival of Representations and Warranties; Entire Agreement....................    33

SECTION 17.          Amendment and Waiver............................................................    34

     Section 17.1.            Requirements...........................................................    34

     Section 17.2.            Solicitation of Holders of Notes.......................................    34

     Section 17.3.            Binding Effect, Etc....................................................    35

     Section 17.4.            Notes Held by Company, Etc.............................................    35

SECTION 18.          Notices.........................................................................    35

SECTION 19.          Reproduction of Documents.......................................................    36

SECTION 20.          Confidential Information........................................................    36

SECTION 21.          Substitution of Purchaser.......................................................    37

SECTION 22.          Miscellaneous...................................................................    38

     Section 22.1.            Successors and Assigns.................................................    38

     Section 22.2.            Submission to Jurisdiction.............................................    38

     Section 22.3.            Payments Due on Non-Business Days......................................    38

     Section 22.4.            Severability...........................................................    38

     Section 22.5.            Construction...........................................................    38

     Section 22.6.            Counterparts...........................................................    39

     Section 22.7.            Governing Law..........................................................    39

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

ATTACHMENTS TO NOTE PURCHASE AGREEMENT:

SCHEDULE A        --   Information Relating to Purchasers

SCHEDULE B        --   Defined Terms

SCHEDULE 4.10     --   Changes in Corporate Structure

SCHEDULE 5.3      --   Disclosure Materials

SCHEDULE 5.4      --   Subsidiaries of the Company and Ownership of Subsidiary
                       Stock

SCHEDULE 5.5      --   Financial Statements

SCHEDULE 5.8      --   Certain Litigation

SCHEDULE 5.11     --   Patents, Etc.

SCHEDULE 5.14     --   Use of Proceeds

SCHEDULE 5.15     --   Existing Debt

SCHEDULE 5.20     --   Hedging Contract Policies

SCHEDULE 5.21     --   Permitted Related Business Opportunities

EXHIBIT 1         --   Form of 3.75% Senior Note due March 15, 2009

EXHIBIT 2         --   Form of Subsidiary Guaranty Agreement

EXHIBIT 4.5(a)    --   Form of Opinion of Special Counsel for the Company and
                       the Guarantors

EXHIBIT 4.5(b)    --   Form of Opinion of Special Counsel for the Purchasers

                        NEW JERSEY RESOURCES CORPORATION
                                1415 WYKOFF ROAD
                             WALL, NEW JERSEY 07719

                      3.75% Senior Notes due March 15, 2009

                                                      Dated as of March 15, 2004

TO THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the "Company"), agrees with the purchasers listed in the attached Schedule A (the "Purchasers") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

      Section 1.1. Authorization of Notes. The Company will authorize the issue and sale of $25,000,000 aggregate principal amount of its 3.75% Senior Notes due March 15, 2009 (the "Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES; GUARANTY.

      Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. Each Purchaser's obligations hereunder are several and not joint and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

      Section 2.2. Guaranty Agreement. The obligations of the Company hereunder and under the Notes are absolutely, unconditionally and irrevocably guaranteed by each Restricted Subsidiary (other than Regulated Entities) existing on the date of the Closing and each other Subsidiary from time to time required to guaranty the Notes pursuant to Section 9.8 (each a "Guarantor" and, collectively, the "Guarantors"), pursuant to that certain Subsidiary Guaranty Agreement dated as of March 15, 2004 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Guaranty Agreement") substantially in the form of Exhibit 2.

SECTION 3. CLOSING.

      The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of Schiff Hardin LLP, 623 Fifth Avenue, 28th Floor, New York, New York 10022, at 11:00 a.m., New York, New York time, at a closing (the "Closing") on March 24, 2004 or on such other Business Day thereafter on or prior to March 31, 2004 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

      Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

      Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

            (b) The representations and warranties of each Guarantor in the Guaranty Agreement shall be correct when made and at the time of the Closing.

      Section 4.2. Performance; No Default. The Company and each Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement or in the Guaranty Agreement, as applicable, required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

      Section 4.3. Compliance Certificates.

            (a) Officer's Certificate. (1) The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.10 have been fulfilled.

            (2) Each Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1(b) and 4.2 have been fulfilled.

            (b) Secretary's Certificate. (1) The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

            (2) Each Guarantor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate or similar proceedings relating to the authorization, execution and delivery of the Guaranty Agreement.

      Section 4.4. Guaranty Agreement. The Guaranty Agreement shall have been duly authorized, executed and delivered by each Guarantor and shall be in full force and effect and such Purchaser shall have received a duly executed copy thereof.

      Section 4.5. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Windels Marx Lane & Mittendorf, LLP, special counsel for the Company and the Guarantors, covering the matters set forth in Exhibit 4.5(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Schiff Hardin LLP, special counsel to the Purchasers in connection with such transactions, substantially in the form set forth in
Exhibit 4.5(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

      Section 4.6. Purchase Permitted by Applicable Law, Etc. On the date of the Closing, such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.

      Section 4.7. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of the Closing pursuant to this Agreement.

      Section 4.8. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in Section 4.5(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

      Section 4.9. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

      Section 4.10. Changes in Corporate Structure. Except as specified in
Schedule 4.10, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

      Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions executed by an authorized financial officer of the Company directing the manner of the payment of funds and setting forth (a) the name of the transferee bank,
(b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

      Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchasers may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each Purchaser that:

      Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or lease the properties it purports to own or lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

      Section 5.2. Authorization, Etc. (a) This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (b) The Guaranty Agreement has been duly authorized by all necessary corporate or other action on the part of each Guarantor, and the Guaranty Agreement constitutes a legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.3. Disclosure. The Company, through its agent, J.P. Morgan Securities Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated February 2004 (the "Memorandum"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule
5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since September 30, 2003, there has been no change in the financial condition, operations, business or properties of the Company or any of its Restricted Subsidiaries except changes that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a)
Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether or not such Subsidiary is a Restricted Subsidiary, an Inactive Subsidiary and/or a Regulated Entity.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or lease the properties it purports to own or lease, to transact the business it transacts and proposes to transact and, in the case of each Restricted Subsidiary that is a Guarantor, to execute and deliver the Guaranty Agreement and to perform the provisions thereof.

      Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes and the execution and delivery by each Guarantor of the Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

      Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Notes or (b) any Guarantor of the Guaranty Agreement, in each case, other than such consents, approvals, authorizations, registrations, filings or declarations that have been obtained or made prior to the date of the Closing.

      Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended September 30, 1999.

      Section 5.10. Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title related to the ownership of their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

      Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11, the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade names and domain names or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

      Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.

      (d) The accumulated post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Restricted Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) with respect to each Purchaser is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

      Section 5.13. Private Offering by the Company. Neither the Company nor anyone authorized to act on its behalf has offered the Notes or the Guaranty Agreement or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 15 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Notes and the Guaranty Agreement at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the execution and performance of the Guaranty Agreement to the registration requirements of Section 5 of the Securities Act.

      Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.15. Existing Debt. Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of March 24, 2004 for the Company and as of December 31, 2003 for the Restricted Subsidiaries, since which dates there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted

Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Anti-Terrorism Order, the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Company is not a "blocked person" under the Patriot Act. The representation by the Company in the first sentence of this Section 5.16 is made upon the assumption that the sources of the funds used to purchase the Notes do not, by themselves, violate any of the foregoing.

      Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or an "affiliated person" of an "investment company" or an "affiliated person" of such "affiliated person" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and shall not become such an "investment company" or such an "affiliated person" or under such "control." Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Based upon the immediately preceding sentence, neither the Company nor the issue and sale of the Notes is subject to regulation under the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any Subsidiary is subject to the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended. Neither the Company nor any Subsidiary is subject to any Federal or state statute or regulation limiting its ability to incur Debt.

      Section 5.18. Environmental Matters. Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing:

            (a) neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

      Section 5.19. Employment Matters. The Company and each Restricted Subsidiary is in compliance with the Labor Contracts except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Company or any Restricted Subsidiary that in any case would reasonably be expected to result in a Material Adverse Effect.

      Section 5.20. Hedging Contract Policies. Schedule 5.20 sets forth a true and correct copy of the Hedging Contract Policies. The Company and each of its Restricted Subsidiaries is subject to and is in compliance with the Hedging Contract Policies (notwithstanding that such policies only refer specifically to NJR Energy Services Company) in all material respects as if such policies were the stated policies of the Company and each Restricted Subsidiary, and the Company shall, and shall cause each Restricted Subsidiary that engages in any Hedging Transaction to continue to comply in all material respects with the Hedging Contract Policies as if such policies were the stated policies of each of the Company and each Restricted Subsidiary.

      Section 5.21. Permitted Related Business Opportunities. The information set forth on Schedule 5.21 is true, complete and correct in all material respects and sets forth a list of the Investments in Permitted Related Business Opportunities by the Company and each Restricted Subsidiary as of the date of the Closing and includes, without limitation, the amount and nature of each such Investment, a description of the activities engaged in by the Company and each Restricted Subsidiary in connection with such Investment, and a description of the activities engaged in by the Person in which the Investment has been made.

      Section 5.22. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Company, including, without limitation, all unsecured Senior Debt of the Company described in Schedule 5.15.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

      Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust fund's property shall at all times be within such Purchaser's or such pension or trust fund's control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

      Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners Annual Statement filed with such Purchaser's state of domicile; or

            (b) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990) or (2) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

            (d) the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

      As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

      Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 55 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                  (1) a consolidated and consolidating balance sheet of the
            Company and its Subsidiaries as at the end of such quarter, and

                  (2) consolidated and consolidating statements of income,
            changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements -- within 100 days after the end of each fiscal year of the Company, duplicate copies of,

                  (1) a consolidated and consolidating balance sheet of the
            Company and its Subsidiaries, as at the end of such year, and

                  (2) consolidated and consolidating statements of income,
            changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

            (c) SEC and Other Reports -- with reasonable promptness, upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally and (2) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission;

            (d) Notice of Default or Event of Default -- with reasonable promptness, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- with reasonable promptness, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (1) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (2) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

            (f) Unrestricted Subsidiaries -- at such time as either (1) the aggregate amount of the total assets of all Unrestricted Subsidiaries exceeds 10% of the consolidated total assets of the Company and its Subsidiaries determined in accordance with GAAP or (2) one or more Unrestricted Subsidiaries account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries determined in accordance with GAAP, and within the respective periods provided in paragraphs (a) and (b) above, financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis) together with consolidating statements reflecting eliminations or adjustments required in order to reconcile such financial statements to the corresponding consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above; and

            (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

      Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.8, inclusive, and Section 10.13 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default-- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior written notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

      Section 8.1. Required Prepayments. The Notes shall not be subject to required prepayments.

      Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2 hereof, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as reasonably practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.5(b) shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

      Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 8.5. Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      Section 8.6. Make-Whole Amount for Notes. The term "Make-Whole Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "Discounted Value" shall mean, with respect to the Called
            Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" shall mean, with respect to the Called
            Principal of any Note, 0.50% over the yield to maturity implied by
            (a) the yields reported, as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (ii) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" shall mean, with respect to any
            Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" shall mean, with respect to the
            Called Principal of any Notes, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" shall mean, with respect to the Called
            Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      Section 9.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and in the same industry and similarly situated.

      Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (1) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (2) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.8, 10.9 and 10.10, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      Section 9.6. Ownership of Subsidiaries. The Company shall at all times own
(a) 100% of the issued and outstanding equity interests of New Jersey Natural Gas and (b) 51% or more of the issued and outstanding equity interests in each Guarantor.

      Section 9.7. Hedging Contract Policies. The Company will, and will cause each of its Restricted Subsidiaries to, comply with the Hedging Contract Policies (notwithstanding that such policies only refer specifically to NJR Energy Services Company) as if such policies were the stated policies of the Company and each Restricted Subsidiary.

      Section 9.8. Guaranty Agreement. (a) The Company shall promptly, and in any event within five Business Days after (1) the formation or acquisition of a new Restricted Subsidiary (other than a Regulated Entity), (2) the occurrence of any other event creating a new Restricted Subsidiary (other than a Regulated Entity), (3) the designation of an Unrestricted Subsidiary (other than a Regulated Entity) as a Restricted Subsidiary or (4) an Unrestricted Subsidiary becoming a guarantor or co-obligor in respect of the Bank Credit Agreement, cause such Subsidiary to execute and deliver a supplement to the Guaranty Agreement (a "Supplement") in the form of Exhibit A to the Guaranty Agreement.

      (b) Within 15 days of the delivery by any Subsidiary of a Supplement pursuant to Section 9.8(a)(1), the Company shall cause such Subsidiary to deliver to each holder of Notes (1) such documents and evidence with respect to such Subsidiary as any holder may reasonably request in order to establish the existence and good standing of such Subsidiary and evidence that the Board of Directors of such Subsidiary has adopted resolutions authorizing the execution and delivery of such Supplement and the guaranty of the Notes, (2) evidence of compliance with such Subsidiary's outstanding Debt instruments in the form of
(i) a compliance certificate from such Subsidiary to the effect that such Subsidiary is in compliance with all terms and conditions of its outstanding Debt instruments, (ii) consents or approvals of the holder or holders of any evidence of Debt or security, and/or (iii) amendments of agreements pursuant to which any evidence of Debt or security may have been issued, all as may be reasonably deemed necessary by the holders of Notes to permit the execution and delivery of such Supplement by such Subsidiary, (3) an opinion of counsel to the effect that (i) such Subsidiary is a corporation or other business entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the corporate or other power and the authority to execute and deliver such Supplement and to perform the Guaranty Agreement, (ii) the execution and delivery of such Supplement and performance of the Guaranty Agreement has been duly authorized by all necessary action on the part of such Subsidiary, such Supplement has been duly executed and delivered by such Subsidiary and the Guaranty Agreement constitutes the legal, valid and binding contract of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), (iii) the execution and delivery of such Supplement and the performance by such Subsidiary of the Guaranty Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation of a Lien upon any of the property of such Subsidiary pursuant to the provisions of any law, order, rule or regulation, its charter documents or any agreement or other instrument known to such counsel to which such Subsidiary is a party to or by which such Subsidiary may be bound and (iv) no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, Federal or state, is necessary in connection with the lawful execution and delivery of such Supplement by such Subsidiary or the performance of the Guaranty Agreement by such Subsidiary, which opinion may contain such assumptions and qualifications as are reasonably acceptable to the Required Holders and (4) all other documents and showings reasonably requested by the holders of Notes in connection with the execution and delivery of such Supplement, which documents shall be reasonably satisfactory in form and substance to such holders and their special counsel, and each holder of Notes shall have received a copy (executed or certified as may be appropriate) of all of the foregoing legal documents.

SECTION 10. NEGATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 10.1. Leverage Ratio. The Company will not, at any time, permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization to exceed 0.65 to 1.00.

      Section 10.2. Interest Coverage Ratio. The Company will not, at any time, permit the Interest Coverage Ratio to be less than 2.50 to 1.00.

      Section 10.3. Limitation on Priority Debt. The Company will not, at any time, permit Priority Debt to exceed an amount equal to 20% of Consolidated Total Capitalization as of the end of the then most recently ended fiscal quarter of the Company.

      Section 10.4. Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

            (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

            (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (1) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts, and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

            (d) subject to Section 11(k), any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

            (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances or minor survey exceptions, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

            (f) Liens on property or assets of any Restricted Subsidiary securing Debt owing to the Company or to a Wholly-Owned Restricted Subsidiary;

            (g) Liens existing on the date of the Closing and described on
      Schedule 5.15 hereto (other than Liens on "Excepted Property" of New Jersey Natural Gas as defined in the Mortgage Indenture as in effect on the date of the Closing);

            (h) Liens on accounts receivable owned by Securitization Subsidiaries that are Restricted Subsidiaries and incurred pursuant to Receivables Securitization Transactions;

            (i) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that:

                  (1) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon);

                  (2) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by one or more officers of the Company to whom authority to enter into the subject transaction has been delegated by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction;

                  (3) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property; and

                  (4) the aggregate principal amount of all Debt secured by such
            Liens shall be permitted by the limitation set forth in Section
            10.1;

            (j) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person becoming a Subsidiary or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien (i) other property which is an improvement to or is acquired for specific use in connection with such acquired property or
      (ii) other property that does not constitute property or assets of the Company or any of its Restricted Subsidiaries and (3) the aggregate amount of all Debt secured by such Liens shall be permitted by the limitation set forth in Section 10.1;

            (k) Liens on assets of New Jersey Natural Gas (other than Liens on "Excepted Property" as defined in the Mortgage Indenture as in effect on the date of the Closing) which Liens secure Debt outstanding as of the date of the Closing under the Mortgage Indenture and any additional Debt that is issued in accordance with Article Two of the Mortgage Indenture (as in effect on the date of the Closing) and is otherwise permitted by limitation set forth in Section 10.1; provided that such additional Debt shall not contain covenants, defaults and other terms and conditions more restrictive than or in addition to those contained in this Agreement, and, shall specifically and expressly not contain any covenant or agreement with respect to the issuance or payment of dividends more restrictive than the restrictions contained in Section 4.1 of the Twenty-Sixth Supplemental Indenture dated as of October 1, 1995, supplemental to the Mortgage Indenture;

            (l) Liens securing the Permitted Construction Project, provided that
      (1) such Liens shall extend solely to the assets acquired or constructed by Commercial Realty and Resources Corp., a Subsidiary of the Company, as part of the Permitted Construction Project and (2) the aggregate amount of all Debt secured by such Liens shall (i) not exceed $20,000,000 and (ii) be permitted by the limitation set forth in Section 10.1;

            (m) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (i), (j), (k) or (l) of this Section 10.4, provided that
      (1) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property and
      (3) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

            (n) other Liens not otherwise permitted by paragraphs (a) through
      (m), inclusive, of this Section 10.4 securing Debt, provided that the Debt secured by such Liens shall be permitted by the limitations set forth in Sections 10.1 and 10.3.

      Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to the capital stock of New Jersey Natural Gas.

      Section 10.5. Investments. The Company will not permit New Jersey Natural Gas to make or authorize any Investment other than a Permitted Investment.

      Section 10.6. Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, declare or make or incur any liability to declare or make any Restricted Payment unless immediately after giving effect to such action no Default or Event of Default would exist.

      (b) The Company will not, and will not permit any Restricted Subsidiary to, declare a Restricted Payment that is not payable within 60 days of such declaration.

      Section 10.7. Restrictions on Dividends of Subsidiaries, Etc. The Company will not, and will not permit any Subsidiary to, enter into any agreement which would restrict any Restricted Subsidiary's ability or right to pay dividends to, or make advances to or investments in, the Company or, if such Restricted Subsidiary is not directly owned by the Company, the "parent" Restricted Subsidiary of such Restricted Subsidiary; provided that the foregoing shall not apply to restrictions and conditions imposed by law or this Agreement, the NJNG Note Agreement, the Bank Credit Agreement, the NJNG Bank Credit Agreement or the Mortgage Indenture, in each case, as in effect on the date of Closing.

      Section 10.8. Sale of Assets, Etc. (a) Except as permitted under Section
10.9 and Section 10.10, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                  (1) in the good faith opinion of the Company, the Asset
            Disposition is in the best interest of the Company or such Restricted Subsidiary;

                  (2) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                  (3) immediately after giving effect to the Asset Disposition the Disposition Value of all property that was the subject of any Asset Disposition occurring in the immediately preceding 12 consecutive month period would not exceed 10% of Consolidated Tangible Assets as of the end of the then most recently ended fiscal year of the Company.

            (b) If the Net Proceeds Amount for any Transfer is, within 365 days after such Transfer, (1) applied to a Debt Prepayment Application or (2) applied to or would otherwise constitute a Property Reinvestment Application, then such Transfer, only for the purpose of determining compliance with subsection (3) of Section 10.8(a) as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

            (c) Notwithstanding the foregoing, the sale of accounts receivable to a Securitization Subsidiary in connection with a Receivables Securitization Transaction shall not be considered a sale of assets for purposes of this Section 10.8; provided, that, to the extent any such sale results in the aggregate amount of Debt of all Securitization Subsidiaries under all Receivables Securitization Transactions being in excess of $100,000,000, the Company shall treat that portion of such sale resulting in the aggregate amount of Debt of all Securitization Subsidiaries under all Receivables Securitization Transactions being in excess of $100,000,000 as an Asset Disposition subject to this Section 10.8 without application of this clause (c).

      Section 10.9. Merger, Consolidation, Etc. The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that a Restricted Subsidiary may (x) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Company or another Restricted Subsidiary or any other Person so long as such Restricted Subsidiary is the surviving Person and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.8 or 10.10), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent Person organized and existing under the laws of the United States or any State thereof (including the District of Columbia);

            (b) if the Company is not the Successor Corporation, (1) such Person shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements or instruments as shall be reasonably satisfactory to the Required Holders), (2) such Person shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (3) each Guarantor shall have reaffirmed, in writing, its obligations under the Guaranty Agreement; and

            (c) immediately after giving effect to such transaction, no Default or Event of Default would exist.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation that shall theretofore have become such in the manner prescribed in this Section 10.9 from its liability under this Agreement or the Notes.

      Section 10.10. Disposal of Ownership of a Restricted Subsidiary. The Company will not, and will not permit any Subsidiary to, sell or otherwise dispose of any shares of Restricted Subsidiary Stock, nor will the Company permit any such Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, provided that the foregoing restrictions do not apply to:

            (a) the issue of directors' qualifying shares by any such Restricted Subsidiary;

            (b) any such Transfer of Restricted Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

            (c) the Transfer of the Restricted Subsidiary Stock of a Restricted Subsidiary (other than New Jersey Natural Gas) owned by the Company and its other Subsidiaries; provided that such Transfer satisfies the requirements of Section 9.6 and Section 10.8.

      Section 10.11. Limitations on Subsidiaries, Partnerships and Joint Ventures. The Company will not, and will not permit any of its Restricted Subsidiaries to, own or create directly or indirectly any Restricted Subsidiaries other than (a) any Restricted Subsidiary which is a Regulated Entity, (b) any Restricted Subsidiary which is a Guarantor on the date of the Closing and (c) any Restricted Subsidiary formed after the date of the Closing that becomes a Guarantor under the Guaranty Agreement pursuant to Section 9.8. The Company shall not, and shall not permit any Restricted Subsidiary to, become or agree to become (1) a general or limited partner in any general or limited partnership, except that the Company may be a general or limited partner in any Subsidiary and any Restricted Subsidiary may be a general or limited partner in any other Subsidiary and except that the Company and its Restricted Subsidiaries may be a limited partner in a Permitted Related Business Opportunity, (2) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Company may be a member or manager of, or hold limited liability company interests in, its Subsidiaries and Restricted Subsidiaries may be members or managers of, or hold limited liability company interests in, other Subsidiaries and except that the Company and its Restricted Subsidiaries may be members or managers of, or hold limited liability company interests in a Permitted Related Business Opportunity or (3) a joint venturer or hold a joint venture interest in any joint venture, except that the Company and its Restricted Subsidiaries may become a joint venturer in or hold a joint venture interest in any joint venture that is a Permitted Related Business Opportunity.

      Section 10.12. Limitation on Modifications to Hedging Contract Policies. The Company will not, and will not permit any of its Restricted Subsidiaries to, amend, modify, supplement, restate or rescind the Hedging Contract Policies in a manner which, when compared with past practice of the Company and its Restricted Subsidiaries, would render hedging transactions entered into pursuant to the Hedging Contract Policies (as so modified) materially more speculative.

      Section 10.13. Limitation on Certain Leases. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet, with such balance sheet prepared in accordance with GAAP) providing the functional equivalent of borrowed money (including asset securitizations, sale/leasebacks or Synthetic Leases (other than any sale/leaseback transaction or Synthetic Lease entered into, in either case, with respect to meter assets and which transaction is otherwise permitted by this Agreement)) with liabilities in excess, in the aggregate for the Company and its Restricted Subsidiaries as of any date of determination, of 5% of the Consolidated Tangible Assets.

      For purposes of this Section 10.13, the amount of any lease which is not a Capital Lease is the aggregate amount of minimum lease payments due pursuant to such lease for any non-cancelable portion of its term.

      Section 10.14. Nature of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially and materially changed from the general nature of the business in which the Company and its Restricted Subsidiaries are engaged on the date of the Closing.

      Section 10.15. Transactions with Affiliates. Except in the case of a Permitted Related Business Opportunity, the Company will not, and will not permit any Restricted Subsidiary to, enter into, directly or indirectly, any Material transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

      Section 10.16. Designation of Restricted and Unrestricted Subsidiaries. The Company may designate any Subsidiary to be a Restricted Subsidiary and may designate any Restricted Subsidiary to be an Unrestricted Subsidiary by giving written notice to each holder of Notes that the Board of Directors of the Company has made such designation, provided, however, that no Subsidiary may be designated a Restricted Subsidiary and no Restricted Subsidiary may be designated an Unrestricted Subsidiary unless, at the time of such action and after giving effect thereto, (a) solely in the case of a Restricted Subsidiary being designated an Unrestricted Subsidiary, such Restricted Subsidiary being designated an Unrestricted Subsidiary shall not have any continuing Investment in the Company or any other Restricted Subsidiary and (b) no Default or Event of Default shall have occurred and be continuing. Any Restricted Subsidiary which has been designated an Unrestricted Subsidiary and which has then been redesignated a Restricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 10.16, shall not at any time thereafter be redesignated an Unrestricted Subsidiary without the prior written consent of the Required Holders. Any Unrestricted Subsidiary which has been designated a Restricted Subsidiary and which has then been redesignated an Unrestricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 10.16, shall not at any time thereafter be redesignated a Restricted Subsidiary without the prior written consent of the Required Holders.

      Section 10.17. Limitations on Modifications. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into or be subject to any agreement which prohibits amendments to this Agreement without the consent of a Person not party to this Agreement; provided, however that the Company and its Restricted Subsidiaries will be permitted to enter into, and be subjected to, restrictions imposed by the lender parties to the Bank Credit Agreement from time to time so long as such restrictions are no more onerous than the restrictions set forth in Section 8.2.18 of the Bank Credit Agreement (as in effect on the Closing Date).

SECTION 11. EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal or Make-Whole Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in Section 9.6 or Section 10; or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement, the Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (1) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with respect thereto or (2) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (i) the Company or any Significant Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $15,000,000 or (ii) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Debt; or

            (g) there shall occur under that certain Note Purchase Agreement dated as of March 15, 2004 (as the same may be amended, restated, refinanced, replaced or otherwise modified from time to time, the "NJNG Note Agreement") by and among New Jersey Natural Gas and the purchasers named in Schedule A thereto an "Event of Default" (as such term is defined in such NJNG Note Agreement); or

            (h) the Company or any Restricted Subsidiary is in default under the terms of any agreement involving any off-balance sheet transaction (including any asset securitization, sale/leaseback transaction or Synthetic Lease) with obligations in the aggregate thereunder for which the Company or any Restricted Subsidiary may be obligated in an amount in excess of $15,000,000, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto) any obligation when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any obligation or the termination of such agreement; or

            (i) the Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or

            (j) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

            (k) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 (exclusive of amounts fully covered by valid and collectible insurance in respect thereof subject to customary deductibles) are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 45 days after entry thereof (or such shorter period as judgment creditors are stayed pursuant to applicable law from executing on such judgment or judgments), bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay (or such shorter period as judgment creditors are stayed pursuant to applicable law from executing on such judgment or judgments); or

            (l) (1) default shall occur under the Guaranty Agreement and such default shall continue beyond the period of grace, if any, allowed with respect thereto or (2) the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority or court that such agreement is invalid, void or unenforceable or any Guarantor shall contest or deny in writing the validity or enforceability of the Guaranty Agreement; or

            (m) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan on other than a standard basis shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the present value of the aggregate benefit liabilities within the meaning of Section 4001(a)(18) of ERISA under all Plans (determined as of the end of the most recent Plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation), shall exceed the aggregate actuarial value of their assets by an amount equal to 10% of Consolidated Tangible Net Worth, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (6) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(m), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

      Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (i) or (j) of Section 11 (other than an Event of Default described in clause (1) of paragraph (i) or described in clause (6) of paragraph (i) by virtue of the fact that such clause encompasses clause (1) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of the Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17 and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

      Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

      Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

      Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related thereto, with the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization, all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers or any other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Guaranty Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Guaranty Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Guaranty Agreement, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save the Purchasers and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by such Person).

      Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the Guaranty Agreement, and the termination of this Agreement or the Guaranty Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

      Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any holder of a Note unless consented to by such holder in writing and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

      Section 17.2. Solicitation of Holders of Notes.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

            (c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred a portion or has agreed to transfer all or a portion of its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendment effected or waivers granted or to be effected or granted that would not have been or be so effected or granted but for such consent (and the consents of all other holders of the Notes that were acquired under the same or similar conditions) shall be void and of no force and effect except solely as to such holder.

      Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

            (1) if to any Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

            (2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer of the Company, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of the Notes, may be reproduced by such holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any holder of the Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "Confidential Information" shall mean information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure (provided, however, that to such Purchaser's actual knowledge, the source of such information was not, at the time of disclosure to such Purchaser, bound by a confidentiality agreement with the Company or its Subsidiaries relating to such information), (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary (provided, however, that to such Purchaser's actual knowledge, the source of such information was not, at the time of disclosure to such Purchaser, bound by a confidentiality agreement with the Company or its Subsidiaries relating to such information) or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and such individuals are bound by the terms of this Section 20 or agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20), (2) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any Federal or state regulatory authority having jurisdiction over such Purchaser, (7) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 20.

      Notwithstanding any provision of this Agreement to the contrary, including, without limitation, the first paragraph of this Section 20, each of the Company and the Purchasers, any subsequent holders of the Notes and their respective employees, representatives and agents, may disclose to any and all Persons, without limitation of any kind, the United States Federal income tax treatment and the tax structure of this Agreement and the Notes, and all materials of any kind (including opinions or other tax analyses) that have been provided to such Person directly related to such United States Federal income tax treatment and tax structure.

SECTION 21. SUBSTITUTION OF PURCHASER.

      Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

      Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      Section 22.2. Submission to Jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any State of New York court or any Federal court located in New York County, New York, New York for the adjudication of any matter arising out of or relating to this Agreement, and consents to the service of all writs, process and summonses by registered or certified mail out of any such court or by service of process on the Company at its address to which notices are to be given pursuant to Section 18 hereof and hereby waives any requirement to have an agent for service of process in the State of New York. Nothing contained herein shall affect the right of any holder of the Notes to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the Company may be amenable to suit. The Company hereby irrevocably waives any objection to any suit, action or proceeding in any New York court or Federal court located in New York County, New York, New York on the grounds of venue and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 22.3. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 22.5. Construction. (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      (b) Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

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

      Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

      The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

                                       Very truly yours,

                                       NEW JERSEY RESOURCES CORPORATION

                                       By_______________________________________
                                          Its___________________________________

The foregoing is hereby agreed
to as of the date thereof.

                                       ING LIFE INSURANCE AND ANNUITY COMPANY

                                       By: ING Investment Management LLC,
                                           as Agent

                                       By:______________________________________
                                          Name:
                                          Title:

The foregoing is hereby agreed
to as of the date thereof.

                                       RELIASTAR LIFE INSURANCE COMPANY

                                       By: ING Investment Management LLC,
                                           as Agent

                                       By:______________________________________
                                          Name:
                                          Title:

The foregoing is hereby agreed
to as of the date thereof.

                                       NEW YORK LIFE INSURANCE COMPANY

                                       By:______________________________________
                                          Name:
                                          Title:

The foregoing is hereby agreed
to as of the date thereof.

                                       NEW YORK LIFE INSURANCE AND ANNUITY
                                         CORPORATION

                                       By: New York Life Investment Management
                                           LLC,
                                           Its Investment Manager

                                       By:______________________________________
                                          Name:
                                          Title:

The foregoing is hereby agreed
to as of the date thereof.

                                       METROPOLITAN LIFE INSURANCE COMPANY

                                       By:______________________________________
                                          Name:
                                          Title:

The foregoing is hereby agreed
to as of the date thereof.

                                       TEXAS LIFE INSURANCE COMPANY

                                       By: Metropolitan Life Insurance Company,
                                           as its Investment Manager

                                       By:______________________________________
                                          Name:
                                          Title: